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                                                                    Exhibit 99

DATE:  April 25, 2001

CONTACTS: Richard F. Komosinski, President and CEO
          Joseph D. Roberto, Senior Vice President, Treasurer and CFO

PHONE:  914-965-2500

FOR IMMEDIATE RELEASE

                          YONKERS FINANCIAL CORPORATION
               DECLARES QUARTERLY CASH DIVIDEND OF $0.09 PER SHARE

Yonkers, New York - April 25, 2001 Yonkers Financial Corporation (NASDAQ: YFCB) (the "Company"), the holding company for The Yonkers Savings and Loan Association, FA, (the "Association"), announced that its Board of Directors, at its April 24, 2001 meeting, declared a quarterly cash dividend of $0.09 per share. The dividend represents the Company's twentieth consecutive quarterly cash dividend since converting to stock form. The dividend will be payable on May 18, 2001 to holders of record as of May 4, 2001.

With assets of $539.3 million at March 31, 2001, the Association serves the financial needs of its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York.

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